EXHIBIT 99.1

STEVIA CORP. SECURES $500,000 PRIVATE PLACEMENT
FINANCING WITH INSTITUTIONAL INVESTORS

AUG 02, 2012

INDIANAPOLIS, IN--STEVIA CORP. (OTCBB: STEV) ("Stevia Corp." or the "Company"), a farm management company focused on the economic development of stevia, the fastest growing product in the alternative sweetener sector, is pleased to announce that effective August 1, 2012 it has entered into a definitive securities purchase agreement with certain institutional investors to raise $500,000 in a private placement financing.

Upon closing of the financing, subject to certain closing conditions, which have not yet been satisfied, the Company will issue an aggregate of 1,066,667 shares of the Company's common stock at a price per share of $0.47 and also issue to each investor a warrant to purchase an equal number of shares of the Company's common stock at an exercise price of $0.64 with a term of 5 years. Additionally, the Company has agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the securities sold in the offering.

The proceeds from the offering, net of certain fees and expenses, will be used to advance the Company's ability to execute its growth strategy and will greatly aid in the commercial development of the recently announced launch of its subsidiary, Stevia Technew Limited.

George Blankenbaker, Stevia Corp. President, comments, "Now that we are progressing to our commercialization phase, we are very focused on achieving our EBITDA profit forecasts and look forward to using the proceeds to generate revenue growth over the coming months."

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction. Further details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information visit: www.steviacorp.us.

ABOUT STEVIA CORP. (OTCBB: STEV)
Stevia Corp. is a farm management company focused on best practice agronomic competency in order to deliver high-value stevia through proprietary plant breeding, excellent agricultural methodologies and innovative post-harvest techniques. To date, the Company has acquired two grower supply contracts and three nursery fields in Vietnam. For more information visit: www.steviacorp.us.
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ABOUT THE STEVIA INDUSTRY SECTOR
Within two years of the USA market opening, Nielsen-based retail consumption data indicated almost $1 billion of retail sales for the sector. In 2010, stevia products were launched across thirty-five countries and in 38 categories. Zenith International estimates worldwide sales of stevia extract reached 3,500 tons in 2010 with an overall market value of $285 million and forecasts the global market for stevia will reach 11,000 tons by 2014 requiring the tripling of stevia leaf production at the farm level to keep pace with consumer demand. For more information visit: www.steviacorp.us.

NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, issuance of securities upon closing of the financing, filing of a registration statement, contemplated use of proceeds from the financing, growth plans, business strategy, worldwide sales of stevia extract and sweetened products, growth of stevia leaf production and growth of the stevia global market. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT:
Investor Relations
Crescendo Communications, LLC
Email: stev@crescendo-ir.com
Tel: +1-888-940-4050
Web: www.steviacorp.us

Source: Stevia Corp.

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